United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to Rule 14a-12

CANCER GENETICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]	No fee required.

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CANCER GENETICS, INC.

201 Route 17 North, 2nd Floor

Rutherford, New Jersey 07070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 31, 2019

To the Stockholders of

Cancer Genetics, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cancer Genetics, Inc. (the “Company”) will be held at the offices of the Company, located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, on May 31, 2019, beginning at 9 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

●	To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

●	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;

●	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;

●	To approve and ratify, for purposes of Nasdaq Rule 5635(d), the potential issuance of shares of common stock equal to 20% or more of our pre-transaction outstanding common stock upon conversion of the outstanding balance (including interest thereon) of the Credit Agreement, dated September 18, 2018, between NovellusDx Ltd. and the Company;

●	To approve an amendment to the Company’s certificate of incorporation, the form of which is attached as Annex A to this proxy statement, to effect a reverse stock split of common stock, at a ratio in the range from 5-for-1 to 30-for-1, with such specific ratio to be determined by the Company’s board of directors following the Annual Meeting; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 15, 2019 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning by mail a proxy card. Internet and telephone voting procedures are described on the following page and in the Proxy Statement. For shares held through a bank, broker or nominee, you may vote by submitting voting instructions to your bank, broker or nominee. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

/s/ John A. Roberts
John A. Roberts, President and Chief Executive Officer

Rutherford, New Jersey

April 29, 2019.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 31, 2019.

Our proxy materials including our Proxy Statement for the 2019 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2018 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

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CANCER GENETICS, INC.

201 ROUTE 17 NORTH, 2ND FLOOR

RUTHERFORD, NEW JERSEY 07070

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on May 31, 2019 at 9 a.m. local time, at the offices of the Company, located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Cancer Genetics, Inc. (the “Board” or the “board of directors”). This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders entitled to vote at the meeting on or about April 30, 2019.

ABOUT THE MEETING

Why am I being provided with these materials?

We have made our proxy materials available to you on the Internet and have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Cancer Genetics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 31, 2019 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified (the “Directors Proposal”);

●	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (the “Say on Pay Proposal”);

●	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (the “Say on Frequency Proposal”);

●	To approve and ratify, for purposes of Nasdaq Rule 5635(d), the potential issuance of shares of common stock equal to 20% or more of our pre-transaction outstanding common stock upon conversion of the outstanding balance (including interest thereon) of the Credit Agreement (the “Novellus Credit Agreement”), dated September 18, 2018, between NovellusDx Ltd (“Novellus”) and the Company (the “Nasdaq Approval Proposal”);

●	To approve an amendment to the Company’s certificate of incorporation, the form of which is attached as Annex A to this proxy statement, to effect a reverse stock split of common stock, at a ratio in the range from 5-for-1 to 30-for-1, with such specific ratio to be determined by the Company’s board of directors following the Annual Meeting (the “Reverse Stock Split Proposal”); and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, the approval of the Nasdaq Approval Proposal and the approval of the Reverse Stock Split Proposal are advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” these proposals and for “ONE YEAR” as the frequency for advisory votes on the compensation of our named executive officers.

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Why am I being asked to approve the Reverse Stock Split Proposal?

Our Board approved the Reverse Stock Split Proposal and recommends that you approve such proposal for the following reasons:

●	the Board believes that the reverse stock split is the best option available to the Company to increase its stock price as required for continued listing on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”);
●	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees; and
●	if the reverse stock split successfully increases the per share price of our common stock (the “common stock”), the Board believes this increase may facilitate future financings by us.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 15, 2019, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 56,276,222 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

If you are a stockholder of record and plan to attend the Annual Meeting, please contact the Corporate Secretary by email at AnnualMeeting2019@cgix.com or by phone at (201) 528-9200 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, Attn: the Corporate Secretary or AnnualMeeting2019@cgix.com. Please plan to arrive at the Company’s offices within a reasonable period of time before the start of the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted, abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1. By Telephone — You can vote your shares by telephone by following the instructions provided on your proxy card or voting instruction form. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2. Over the Internet — You can simplify your voting by voting your shares via the internet as instructed on your proxy card or voting instruction form. The internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting via the internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

3. By Mail — You may vote by mail by indicating your vote by completing, signing and dating your proxy card where indicated and by mailing or otherwise returning the card in the enclosed return envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

4. In Person Vote at the Annual Meeting — If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a broker or bank and wish to vote in person, please bring a “legal” proxy from your broker or bank.

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Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares through bank, broker or other nominee (i.e., in “street name”), you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;
●	voting again by Internet or telephone at a later time;
●	sending in another duly executed proxy bearing a later date; or
●	attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, bank or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Cumulative voting by stockholders is not permitted. Assuming that a quorum is present, votes required to approve the proposals presented to you are as follows:

The affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy at the Annual Meeting and entitled to vote thereon will be required for the approval of the Say on Pay Proposal and the Nasdaq Approval Proposal.

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Abstentions are considered “present” and “entitled to vote,” but broker non-votes, while considered “present,” are not considered “entitled to vote” with regard to these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and broker non-votes, if any, will not affect the outcome of the vote on these proposals.

The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the Annual Meeting will be required for the approval of the Reverse Stock Split Proposal.

If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal.

Directors will be elected by plurality vote (Directors Proposal).

There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

With respect to the advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be considered the frequency preferred by our stockholders.

Abstentions and broker “non-votes” will not have an effect on the Say on Frequency Proposal.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What happens if I do not return a proxy card or otherwise provide proxy instructions, as applicable?

If you are a stockholder of record and you return a signed proxy card without marking any selections, your shares will be voted “FOR” each of the Directors Proposal, the Say on Pay Proposal, the Nasdaq Approval Proposal and the Reverse Stock Split Proposal and for “ONE YEAR” with respect to the Say on Frequency Proposal.

If you are a beneficial owner of shares of common stock and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion it may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal even in the absence of your instruction. For any proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Broker non-votes will not be considered to be shares “entitled to vote” at the meeting and will not be counted as having been voted on the applicable proposal.

We believe that only the Reverse Stock Split Proposal is likely to be considered a “routine” matter by the NYSE, and all of the other proposals will be considered “non-routine” matters. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the Annual Meeting. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

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If my shares of common stock are held in “street name” by my broker, will my broker vote my shares for me?

Unless your broker has discretionary authority to vote on certain “routine” matters, your broker will not be able to vote your shares of common stock on matters requiring discretionary authority without instructions from you.

We believe that brokers will not have discretionary authority to vote for the Directors Proposal, the Say on Pay Proposal, the Nasdaq Approval Proposal and the Say on Frequency Proposal, as we believe such matters to be “non-routine” under the applicable rules of the NYSE. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by your broker.

We believe that brokers may likely have discretionary authority to vote for the Reverse Stock Split Proposal as we believe such matter to be “routine” under the applicable rules of the NYSE.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $6,500 in total, which shall be paid by us.

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PROPOSAL NO. 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

At the Annual Meeting, seven directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

Nominees for Election

The persons listed below have been nominated for election (the “Director Nominees”) to fill the seven director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
John Pappajohn (Chairman of the Board)	90	2008
Raju S. K. Chaganti, Ph.D.	86	1999
Edmund Cannon	74	2005
Franklyn G. Prendergast, M.D., Ph.D.	74	2012
Michael J. Welsh	70	2014
Geoffrey Harris	57	2014
Howard McLeod	53	2014

The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to the Company by each Director Nominee.

John Pappajohn

Mr. Pappajohn is the chairman of our Board and is a pioneer in the venture capital industry. In 1969, Mr. Pappajohn founded Equity Dynamics, Inc., a financial consulting entity, and Pappajohn Capital Resources, a venture capital firm, both in Des Moines, Iowa. Mr. Pappajohn has been involved in over 100 start-up companies and has served as a director of over 40 public companies, many in the bioscience and health-related industries. He is currently a member of the board of MYnd Analytics (Nasdaq: CNSO), a data analysis company focused on improving mental health care, where he has served since 2009.

Previously, Mr. Pappajohn served on the boards of ConMed Healthcare Management, Inc. from 2005 until August 2012, PharmAthene, Inc., from 2007 until July 2011, Careguide, Inc., from 1995 until 2010, SpectraScience, Inc., from 2007 until 2009 and American CareSource Holdings, Inc. from 2004 until 2016. Mr. Pappajohn has a BSC degree in business from the University of Iowa.

We nominated Mr. Pappajohn to continue serving on our Board due to his extensive background and experience in providing guidance to a variety of private and public companies in the bioscience and health related industries.

Raju S.K. Chaganti, Ph.D., FACMG.

Dr. Chaganti is our founder and has served on our Board since the Company’s inception. Dr. Chaganti is an internationally recognized leader in cancer cytogenetics and molecular genetics. He is an inventor on 10 patents issued by the US patent office, 3 from Memorial Sloan-Kettering Cancer Center KCC and 7 from Cancer Genetics, Inc, all related to cancer gene discovery and cancer genetic analysis. Dr. Chaganti currently is the incumbent of the William E. Snee Chair at the Memorial Sloan-Kettering Cancer Center, where he is on the faculty of the Department of Medicine and Cell Biology Program. He is a Professor at the Gernster Sloan- Kettering Graduate School of Biomedical Sciences and at Weill-Cornell Graduate School of Medicinal Sciences, New York, New York. He was the chief of Memorial Sloan-Kettering Cancer Center’s cytogenetics service, which he established in 1976 as one of the earliest genetically based cancer diagnostic services in the country.

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Dr. Chaganti received a Ph.D. in biology (genetics) from Harvard University Graduate School of Arts and Sciences and completed his post-doctoral training at the Medical Research Council of Great Britain. Additionally, he completed a sabbatical in the Department of Tumor Biology at Karolinska Institute Stockholm, focusing on experimental murine tumorigenesis and immunology. He has published extensively in genetics with a bibliography of over 380 entries comprising peer reviewed research articles, book chapters, and books. Dr. Chaganti is American Board of Medical Genetics certified in medical genetics, with a subspecialty in clinical cytogenetics. He is also a Founding Fellow of the American College of Medical Genetics.

We nominated Dr. Chaganti to continue serving on our Board due to the perspective and extensive experience he brings as one of our founders, his over 35 years of experience in managing clinical cytogenetic laboratories and his renown as an international leader in the areas of cancer cytogenetics and molecular genetics.

Edmund Cannon

Edmund Cannon is a member of our Board and is founder and President of the Clinical Research Center of Cape Cod since 2003, which specializes in finding institutional review board approved, consented specimens for the diagnostics and pharmaceutical industries, and in setting up studies to support FDA submissions for pharmaceutical and biotechnology companies. Previously, Mr. Cannon was a marketing and operations consultant for Franey Medical Labs. Mr. Cannon also formerly had the most national sales for Pharmacia Diagnostics Inc., and was a vice president and co-founder of Alletess, Inc. Mr. Canon has a degree from Boston State College and attended a Master’s program at Providence College.

We nominated Mr. Cannon to continue serving on our Board due to his extensive experience in working with hospitals and oncologists and his world class expertise in clinical trials. Mr. Cannon also serves on our audit committee and as chairman of our compensation committee.

Franklyn G. Prendergast, M.D., Ph.D.

Franklyn G. Prendergast, M.D., Ph.D., is a member of our Board and also serves as the Emeritus Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology and Emeritus Professor of Molecular Pharmacology and Experimental Therapeutics at Mayo Medical School and the director of the Mayo Clinic Center for Individualized Medicine. He has served in other positions of leadership at the Mayo Clinic since 1989, including on the Mayo Clinic Board of Trustees, from 1992 to 2009, and on the Mayo Clinic Board of Governors, from 1999 to 2006. He also previously held several other teaching positions at the Mayo Medical School since 1975. Dr. Prendergast has served for the National Institute of Health on numerous study section review groups; as a charter member of the Board of Advisors for the Division of Research Grants, now the Center for Scientific Review; the National Advisory General Medical Sciences Council; and the Board of Scientific Advisors of the National Cancer Institute. He held a Presidential Commission for service on the National Cancer Advisory Board. Dr. Prendergast also has served in numerous other advisory roles for the National Institute of Health and the National Research Council of the National Academy of Sciences, and he is a member of the board of directors of the Translational Genomics Research Institute and the Infectious Disease Research Institute (IDRI). Dr. Prendergast served on the board of directors of Eli Lilly & Co., and on its science and technology and public policy and compliance committees, from 1995 to 2017. He also served on the board of directors for DemeRx, Inc., a private, biotechnology drug development company from 2010 to 2012, and Ativa Medical Corporation, a private, diagnostic technology company from 2012 to 2015. Dr. Prendergast obtained his medical degree with honors from the University of West Indies and attended Oxford University as a Rhodes Scholar, earning an M.A. degree in physiology. He obtained his Ph.D. in Biochemistry at the University of Minnesota.

We nominated Dr. Prendergast to continue serving on our Board due to his extensive experience and expertise as a medical clinician, researcher and academician, particularly, in the areas of oncology and personalized medicine, developed through his roles with Mayo Clinic, including serving as director of the Mayo Clinic Cancer Center and the Mayo Clinic Center for Individualized Medicine. Dr. Prendergast also serves on our audit and compensation committees, and serves as chairman of our nominating committee.

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Michael J. Welsh, M.D.

Dr. Welsh is a member of our Board and is a Howard Hughes Medical Institute Investigator, a position he has held since 1989. He is a Professor and the Roy J. Carver Biomedical Research Chair in Internal Medicine and Molecular Physiology and Biophysics at the University of Iowa, a position he has held since 1987. He is also Director of the Cystic Fibrosis Research Center and Director of the Pappajohn Biomedical Institute. Dr. Welsh was elected to the Institute of Medicine in 1997, the American Academy of Arts and Sciences in 1998, and the National Academy of Sciences in 2000. Dr. Welsh has co-founded three companies, Exemplar Genetics, which was purchased by Intrexon Corporation (NYSE: XON) in January 2015, Emmyon, Inc., a privately-held biotechnology company, and Talee Bio, Inc., a privately-held biotechnology company. Dr. Welsh received his MD and internal medicine training at the University of Iowa and trained in pulmonary medicine and research at the University of California at San Francisco and the University of Texas in Houston.

We nominated Dr. Welsh to continue serving on our Board due to his extensive experience as a leading researcher in biomedical engineering. Dr. Welsh also serves on our compensation and nominating committees.

Geoffrey Harris

Geoffrey Harris is a member of our Board and is a managing partner of c7 Advisors (a money management and healthcare advisory firm) since April 2014. From 2011 to 2014 he served as a managing director and co-head of the healthcare investment banking group at Cantor Fitzgerald, and from 2009-2011, he held a similar position at Gleacher & Company. Mr. Harris is also currently on the board of directors of MYnd Analytics (Nasdaq: CNSO), a data analysis company focused on improving mental health care, connectRN, a private company focused on nurse staffing, and PointRight Inc., a privately-held software company. Mr. Harris graduated from MIT’s Sloan School of Management with an MS in Finance Management.

We nominated Mr. Harris to continue serving on our Board due to his experience and leadership in healthcare advisory and policy research positions. Mr. Harris also serves as the chairman of our audit committee.

Howard McLeod, Pharm.D.

Dr. McLeod is a member of our Board and is the Medical Director of the DeBartolo Family Personalized Medicine Institute at the Moffitt Cancer Center, and as a Senior Member of the Moffitt Cancer Center’s Division of Population Sciences. He also chairs the Department of Individualized Cancer Management at Moffitt. He joined Moffitt Cancer Center in September 2013, after having served as a Founding Director of the University of North Carolina Institute for Pharmacogenomics and Individualized Therapy since 2006. Dr. McLeod also held the prestigious title of Fred Eshelman Distinguished Professor at the UNC Eshelman School of Pharmacy from 2006 to 2013. Dr. McLeod has published over 500 peer-reviewed papers on pharmacogenomics, applied therapeutics and clinical pharmacology. He had served as Chief Scientific Advisor and a member of the board of directors of Gentris Corporation before its acquisition by the Company in July 2014 and has served since July 2014 on the Company’s Scientific Advisory Board.

We nominated Dr. McLeod to continue serving on our Board due to his vast experience in individualized medical treatment, including his leading research in pharmacogenomics along with his experience as a board member of Gentris. Dr. McLeod also serves on our nominating committee.

The Board of Directors and Its Committees

Board of Directors.

The Company is currently managed by an eight member Board of Directors (the “Board”), but effective as of the time of the Annual Meeting, the Board will be reduced to seven members. All of the current directors except for Thomas F. Widmann, M.D. are nominated for re-election at the Annual Meeting. Dr. Widmann will not be standing for re-election. Each of Mr. Harris, Mr. Welsh, Mr. Cannon, Dr. Prendergast and Dr. McLeod is “independent” as that term is defined under the rules of the Nasdaq Stock Market (“Nasdaq”).

Our Board met ten times in 2018. Except for Dr. Chaganti, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We did not have an annual meeting of stockholders in 2018. The Annual Meeting is being held to coincide with one of the Board’s regularly scheduled meetings, although, in the future, we may not schedule the Annual Meeting to coincide with a meeting of the Board. The Company does not have a formal policy requiring members of the Board to attend our annual meetings.

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Audit Committee.

The Board has established an Audit Committee currently consisting of Mr. Harris, Mr. Cannon and Dr. Prendergast. The Audit Committee’s primary functions are to oversee and review: the integrity of the Company’s financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee also appoints (and recommends that the Board submit for shareholder ratification, if applicable), compensates, retains and oversees the independent auditor retained for the purpose of preparing or issuing an audit report or other related service. In addition, the Audit Committee discusses guidelines and policies related to risk assessment and risk management with the Company, prepares an Audit Committee report in accordance with SEC regulations, sets policies regarding the hiring of employees or former employees of the Company’s independent auditors, reviews and investigates any matters pertaining to integrity of management, including conflicts of interest, reviews related party transactions, reviews financial reporting and accounting standards, meets with officers as necessary, reviews the independence of the independent public accountants and reviews the adequacy of the Company’s internal accounting controls.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the applicable rules of Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Mr. Harris is an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The Audit Committee met six times during 2018. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.cancergenetics.com.

Compensation Committee.

The Board has established a Compensation Committee currently consisting of Mr. Cannon, Dr. Prendergast and Dr. Welsh. The primary functions of the Compensation Committee are to facilitate the Board’s discharge of its responsibilities relating to the evaluation and compensation of the Company’s executives, oversee the administration of the Company’s compensation plan, review and determine director compensation, and prepare any reports on executive compensation required by the SEC and Nasdaq.

The Compensation Committee also establishes, in consultation with senior management of the Company, and periodically reviews, a general compensation strategy for the Company and its subsidiaries, reviews the chief executive officer’s compensation and evaluates his or her performance (at least annually), reviews and discusses compensation disclosure as may be required by the SEC, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and conducts or authorizes investigations or studies of any matters within the scope of Compensation Committee’s responsibilities.

To determine executive compensation, the Compensation Committee, with input from the chief executive officer (who shall not participate in the deliberations regarding his or her own compensation), at least annually reviews and makes recommendations to the Board of appropriate compensation levels or other terms of employment for each executive of the Company. The Compensation Committee considers all factors it deems relevant.

The Compensation Committee met two times during 2018. Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.cancergenetics.com.

Nominating and Corporate Governance Committee.

The Board has established a Nominating and Corporate Governance Committee consisting of Dr. McLeod, Mr. Welsh and Dr. Prendergast. The primary functions of the Nominating and Corporate Governance Committee are to identify, review the qualifications of, and recommend to the Board, proposed nominees for election to the Board (consistent with criteria approved by the Board), select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and oversee the annual evaluation of the Board and management.

The Nominating and Corporate Governance Committee also makes recommendations to the full Board regarding the size and composition of the Board and the criteria for Board and committee membership, establishes procedures to be followed by stockholders in submitting recommendations for director candidates, establishes a process for identifying and evaluating nominees for the Board, retains advisory firms to help identify director candidates, and reviews stockholder proposals and proposed responses.

9

The Nominating and Corporate Governance Committee met one time during 2018. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined under the applicable rules of Nasdaq. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.cancergenetics.com.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

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Board Leadership Structure and Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee periodically considers the Board’s leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Although the Company currently has, and historically has had, a Chairman of the Board separate from the Chief Executive Officer, the Company does not have a specific policy regarding the separation of the offices of Chairman of the Board and the Chief Executive Officer. Further, we do not have a lead independent director. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company while the Chairman of the Board can focus on leading the Board in the performance of its duties. We acknowledge, however, that there may be circumstances in the future when it is in the best interests of the Company to combine the positions of Chairman of the Board and the Chief Executive Officer.

Our Board oversees our risk management. This oversight is administered primarily through the following:

●	the Board’s review and approval of our plans for our business (presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

●	the Board’s periodic review of our business developments and financial results;

●	our Audit Committee’s oversight of our internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

●	our Compensation Committee’s review and recommendations to the Board regarding our executive officer compensation and its relationship to our business goals.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to the Company’s directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to the Company’s culture of honesty and accountability. Our Code of Business Conduct and Ethics is publicly available on our website at www.cancergenetics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our directors or executive officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

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Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
John A. Roberts	60	President and Chief Executive Officer
Ralf Brandt	52	President, Discovery & Early Development Services
Glenn Miles	53	Chief Financial Officer
Michael McCartney	54	Chief Commercial Officer
William L. Finger	49	Executive Vice President, Precision Medicine and Biopharma Solutions

John A. Roberts

On April 30, 2018, Mr. Roberts was appointed as our Chief Executive Officer and President. Prior to that, Mr. Roberts had been our interim Chief Executive Officer since February 2, 2018. Mr. Roberts had previously served as our Chief Operating Officer since July 11, 2016. Prior to joining us, from August 1, 2015 to June 30, 2016, Mr. Roberts served as the Chief Financial Officer for VirMedica, Inc., an innovative technology solutions company that provides an end-to-end platform that enables specialty drug manufacturers and pharmacies to optimize product commercialization and management. Prior to VirMedica, from August 1, 2011 to July 31, 2015, Mr. Roberts was the Chief Financial and Administrative Officer for AdvantEdge Healthcare Solutions, a global healthcare analytics and services organization. Prior to that, Mr. Roberts was the Chief Financial Officer and Treasurer for InfoLogix, Inc., a publicly-traded healthcare-centric mobile software and solutions provider. He has also held CFO roles at leading public medical device and healthcare services firms including Clarient, Inc., a publicly-traded provider of diagnostic laboratory services and Daou Systems, Inc., a publicly-traded healthcare IT software development and services firm. In addition, he has held key senior executive roles with MEDecision, Inc., HealthOnline, Inc. and the Center for Health Information. Mr. Roberts earned a Bachelor of Science and a Master’s degree in Business Administration from the University of Maine. He is a member of the Board of Directors and Immediate Past Chair for the Drug Information Association, a global neutral forum enabling drug developers and regulators access to education and collaboration.

Ralf Brandt, PhD

Dr. Ralf Brandt, PhD was appointed as our President of Discovery & Early Development Services following our acquisition of vivoPharm Pty Ltd in August 2017. Dr. Brandt co-founded vivoPharm Pty Ltd in 2003 and served as its Chief Executive Officer and Managing Director until August 2017. Previously he was employed at research positions at the National Cancer Institute in Bethesda, MD, USA and at Schering AG, Germany. He led the Tumour Biology program at Novartis Pharma AG, Switzerland and established several transgenic mouse lines developing tumors under the control of oncogenes. He serves as a Member of the Scientific Advisory Board at Receptor Inc. in Toronto Canada. Dr. Brandt serves as a Member of Scientific Advisory Board at Propanc Health Group Corporation at Propanc Health Group Corporation. He received his Licence (BSc in Biochemistry and Animal Physiology) in 1986 and his PhD (in Biochemistry) in 1991 from the Martin-Luther University of Halle-Wittenberg, Germany.

Glenn Miles

Mr. Miles was appointed as our Chief Financial Officer in November 2018. Prior to his appointment as Chief Financial Officer, Mr. Miles served the Company as a financial and accounting consultant since July 2018. Prior to joining the Company, Mr. Miles served as President and CFO of Catalytic Consulting LLC, a management advisory firm specializing in finance, accounting and operations, since 2015. From 2013 to 2015, Mr. Miles conducted research and engaged in thought leadership and panel discussions, focusing on finance in the healthcare and non-profit industries. From 2009 to 2013, Mr. Miles served as the Biopharma Controller for Developed Europe, Latin America and US Oncology at Pfizer. Prior to joining Pfizer, Mr. Miles served as Vice President - Global Expense Control and Analysis – Non-Personnel Expense at Lehman Brothers from 2006 to 2008. Prior to joining Lehman Brothers, Mr. Miles served in various finance and accounting roles with increasing responsibility at AT&T Mobility (formerly Cingular Wireless and BellSouth Mobility) from 1994 to 2006. Early in his career, Mr. Miles worked as an accountant at Grant Thornton (and a regional subscriber firm, Aldridge, Borden & Company, P.C.) from 1987 to 1994. Mr. Miles holds an MBA from Mercer University and a Bachelor of Science from the University of Alabama in Accounting. Mr. Miles is trained in Lean Six Sigma (Green Belt), is a CPA, and a member of FEI, AICPA, ACHE & HFMA.

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Michael McCartney

Mr. McCartney was appointed as our Chief Commercial Officer on June 12, 2018. Mr. McCartney has more than 20 years of life sciences, diagnostic and lab services industry experience with senior level responsibilities in sales management, global marketing and business development. Prior to joining Cancer Genetics, Mr. McCartney served as the Chief Executive Officer at SciKon Innovation, Inc. from March 2017 to May 2018, an early-stage life science company, where he was responsible for guiding the company through fundraising activities as well as developing and executing an exit strategy for the company. Prior to his appointment as CEO, Michael served as Chief Operating Officer at SciKon, where he was responsible for developing the sales and marketing organizations, creating the overall sales process, strategic direction, as well as company and individual goals. Early in his career, Mr. McCartney held positions across multiple disciplines at BioAgilytix Labs, Roche, Siemens and Abbott.

Mr. McCartney holds a Master of Business Administration degree from LaSalle University in Philadelphia and a Bachelor’s degree in Business Administration with an emphasis on finance from Indiana University of Pennsylvania.

William L. Finger

Mr. Finger was appointed as our Executive Vice President, Precision Medicine and Biopharma Solutions in January, 2019. Mr. Finger has more than 25 years of life sciences, diagnostic and lab services industry experience with senior level responsibilities focused on precision medicine, lab integrations and biomarker testing. Prior to joining Cancer Genetics, Mr. Finger served as Managing Director, Precision Medicine and Diagnostics for Kineticos, a life science consultancy providing actionable strategic guidance and tactical implementation to industry leaders within the Precision Medicine industry, from October 2012 to December 2018. Prior to that, Mr. Finger served for over 12 years with Laboratory Corporation of America. While at LabCorp, he held leadership positions in scientific affairs, preclinical services, bio-repository and operations. Early in his career, Mr. Finger worked for Wake Health Services and Duke University Medical Center.

Mr. Finger holds a Master’s Degree of Healthcare Administration from the University of North Carolina and a Bachelor’s Degree in Medical Technology from State University of New York.

There are no family relationships among any of our directors and executive officers.

Key Consultants

Dr. Wang

Dr. Lan Wang is a key consultant and serves as the medical director for our New Jersey reference laboratory. Upon joining us, Dr. Wang monitored the set-up of our New Jersey laboratory. Our New Jersey laboratory has grown significantly since Dr. Wang’s arrival, both in volume and testing. She assisted in maturing our focus to become a full-service laboratory that targets hematological oncologists and pathologists. As Medical Director, Dr. Wang is responsible for supervising all compliance and operational aspects of our New Jersey reference laboratory, including order testing for summation cases based on clinical information, reflex testing based on results, interpreting and diagnosing all flow and surgical specimens, summation reporting, performing internal and external correlation studies, reviewing and approving all standard operating procedures and reviewing and approving all validations.

Dr. Wang began working with us in 2007. Her career focus is in diagnostic hematopathology, centered on lymphomas and leukemias. In 1999, Dr. Wang joined as a clinical fellow at Harvard Medical School. She received residency training in anatomical and clinical pathology from 1999 to 2003 at Massachusetts General Hospital. From 2003 to 2004, Dr. Wang finished her fellowship training in hematopathology with Dr. Nancy L. Harris at Massachusetts General Hospital. From 2004 to date, Dr. Wang has held the position of staff pathologist and hematophathologist and serves as a cancer liaison physician at Chilton Memorial Hospital in New Jersey.

Dr. Wang is an active member of the Society of Hematopathology, the United States and Canadian Academies of Pathology and the College of American Pathologists. Her work has been published in numerous peer-reviewed publications. Dr. Wang is certified by the American Board of Pathology in anatomical and clinical pathology, as well as hematopathology. In New Jersey, Dr. Wang holds a medical license and bioanalytical laboratory director license from the board of medical examiners. She also has a certificate of qualification from New York State as a laboratory director in histopathology, cytopathology, hematology, immunohematology, oncology-molecular and cellular tumor markers, and cellular immunology-malignant leukocyte immunophenotyping.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned by each person serving as the Company’s principal executive officer during fiscal year 2018, the Company’s two most highly compensated executive officers who were serving as executive officers as of December 31, 2018 and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2018. The persons listed in the following table are referred to herein as the “named executive officers.”

SUMMARY COMPENSATION TABLE

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)		Total ($)
John A. Roberts	2018	$331,154	$—	$—	$220,754	$1,188	(3)	$553,096
Chief Executive Officer and President (2)	2017	$301,604	$48,300	$—	$49,147	$5,566	(4)	$404,617

Ralf Brandt	2018	$330,000	$—	$—	$92,964	$—		$422,964
President, Discovery & Early Development Services (5)

M. Glenn Miles	2018	$247,266	$—	$—	$20,992	$—		$268,258
Chief Financial Officer (6)

Rita Shaknovich	2018	$248,449	$—	$—	$30,988	$302	(8)	$279,739
Former Chief Medical Officer (7)	2017	$265,409	$31,600	$8,100	$136,727	$350	(8)	$442,186

Panna L. Sharma	2018	$144,294	$—	$—	$—	$501,281	(9)	$645,575
Former Chief Executive Officer and President (9)	2017	$500,000	$250,000	$—	$327,645	$709	(10)	$1,078,354

(1)	Represents the aggregate grant date fair value for grants made in 2018 and 2017 computed in accordance with FASB ASC Topic 718. This calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions used in valuing options are described in note 13 to the Company’s financial statements included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 16, 2019.
(2)	John A. Roberts was hired as our Chief Operating Officer and Executive Vice President of Finance and Secretary on July 11, 2016. He was appointed Interim Chief Executive Officer effective February 2, 2018. He was appointed President and Chief Executive Officer on April 30, 2018.
(3)	Consists of group term life insurance benefits.
(4)	Consists of group term life insurance benefits and reimbursement for travel and living expenses.
(5)	Dr. Brandt was appointed as our President, Discovery & Early Development Services on August 15, 2017.
(6)	M. Glenn Miles was appointed as our Chief Financial Officer effective November 26, 2018. Mr. Miles’ salary for 2018 includes $224,189 in fees charged by his consulting firm, Catalytic Consulting, LLC, for Financial Leadership services from July 2018 until his employment as Chief Financial Officer. His compensation under the consulting arrangement had been based on a blended weekly / hourly rate.
(7)	Rita Shaknovich, M.D., Ph.D. resigned as Chief Medical Officer effective September 12, 2018.
(8)	Consists of group term life insurance benefits.
(9)	Panna L. Sharma resigned as President, Chief Executive Officer and a director effective February 2, 2018. In connection with Mr. Sharma’s departure, the Company and Mr. Sharma entered into a separation agreement. The separation agreement provided for severance benefits of, among other things, (i) twelve month’s salary of $500,000 and (ii) the extension of the expiration date of his vested options from 90 days after termination of employment to the earlier of the original expiration date of the applicable options and one year form the termination of employment. Also consists of $1,281 for group term life insurance benefits and Health Savings Account contributions made while Mr. Sharma was still employed.
(10)	Consists of $709 for group term life insurance benefits and Health Savings Account contributions.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements

The material terms of each named executive officer’s employment agreement or arrangement are described below.

John A. Roberts

We entered into an employment agreement with Mr. Roberts effective as of July 11, 2016 (“Roberts Agreement”). The Roberts Agreement provides for, among other things: (i) an annual base salary of $300,000, or such greater amount as may be determined by the Board, (ii) eligibility for an annual cash bonus of up to 35% of base salary, and (iii) the following post-termination benefits: (a) any performance bonus plan, then in effect, pro rata for his period of actual employment during the year, payable at the regular bonus payment time but only if other employees are then paid their bonus amounts, and continuation of medical/dental, disability and life benefits for a period of six months following termination of employment pursuant to certain events, and (b) monthly payments equal to his base salary immediately prior to such termination for a period of six months in the event his employment is terminated without “cause” or Mr. Roberts resigns for “good reason” not in connection with a “change of control”, (c) monthly payment equal to his base salary immediately prior to such termination for a period of twelve months in the event his employment is terminated due to illness, injury or disability or (d) a lump sum payment equal to twelve months of his then base salary plus an amount equal to the prior year bonus in the event his employment is terminated for any reason within twelve months following a change of control. The Roberts Agreement further provides that Mr. Roberts will not engage in competitive activity for a period of twelve months following termination of employment. The Roberts Agreement has an initial term of July 11, 2016 through July 10, 2017, and automatically renews for additional one-year terms.

On February 22, 2017, the Compensation Committee granted Mr. Roberts an option to purchase 30,000 shares of our common stock, at an exercise price of $2.50 per share pursuant and subject to the terms of our 2011 Plan, as amended. The options will vest in equal monthly installments over the next two years commencing on the one month anniversary of the initial grant over a 24-month period.

On May 10, 2018, the Board of Directors increased Mr. Roberts’ salary to $350,000 per year and approved an award of 350,000 options to purchase common stock to Mr. Roberts, with the vesting of such options subject to satisfaction of certain performance conditions consistent with the Company’s current business plan and time vesting.

Ralf Brandt

We entered into an employment agreement with Dr. Brandt effective as of August 15, 2017 (“Brandt Agreement”). The Brandt Agreement provides for, among other things: (i) an annual base salary of $330,000, (ii) eligibility for an annual cash bonus of up to 30% of base salary, (iii) a one-time grant of a stock option to purchase 100,000 shares of common stock, vesting in equal quarterly increments over a two-year period beginning October 1, 2017, (iv) a one-time grant of 30,000 shares of restricted stock, vesting in equal annual increments over a three-year period beginning October 1, 2017, and the following post-termination benefits: (a) any bonus earned under any performance bonus plan then in effect, pro rata for his period of actual employment during the year, payable at the regular bonus payment time but only if other employees are then paid their bonus amounts, (b) monthly payments equal to his base salary immediately prior to such termination for a period of for three months in the event of his death or resignation other than for “good reason”, (c) monthly payment equal to his base salary immediately prior to such termination for a period of four months in the event his employment is terminated due to illness, injury or disability, (d) monthly payments equal to his base salary immediately prior to such termination for the greater of six months or the remainder of his initial two-year employment period in the event his employment is terminated without “cause” or Dr. Brandt resigns for “good reason” not in connection with a “change of control”, (e) a lump sum payment equal to his base salary immediately prior to such termination for the greater of six months or the remainder of his initial two-year employment period in the event his employment is terminated for any reason within twelve months following a “change of control”. The Brandt Agreement further provides that Dr. Brandt will not engage in competitive activity for a period lasting the greater of six months or the remainder of his initial two-year employment period. The Brandt Agreement has an initial term of August 15, 2017 to August 14, 2019, and automatically renews for additional one-year terms.

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Glenn Miles

We entered into an offer letter with Mr. Miles effective as of November 26, 2018 (“Miles Agreement”). The Miles Agreement provides for, among other things: (i) an annual base salary of $300,000, (ii) eligibility for an annual cash bonus of up to 30% of base salary, (iii) a one-time grant of a stock option to purchase 100,000 shares of common stock, vesting in equal monthly increments over a two-year period beginning November 26, 2019 and (iv) in the event we terminate Mr. Miles’ employment at our option, other than due to any failure to substantially perform duties, 6 months of severance or separation pay. The Miles Agreement has an initial term of November 26, 2018 to November 26, 2019, and automatically renews for additional one-year terms.

Panna L. Sharma

Effective February 2, 2018, Mr. Sharma resigned from his positions with the Company. Pursuant to a Separation and General Release Agreement, dated February 4, 2018, Mr. Sharma was provided with an extension through one year after the termination date of the exercise period for his vested stock options and received 12 months in base salary (which was $500,000 per year, effective June 1, 2015) as severance, paid in accordance with the Company’s standard payroll practices over 12 months, in addition to continuation of medical/dental, disability and life benefits for a period of six months following resignation.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase common stock, restricted shares of common stock and common stock that has not yet vested for each named executive officer and outstanding as of December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END - 2018

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Restricted Shares That Have Not Vested (#)		Market Value of Restricted Shares That Have Not Vested ($)
John A. Roberts	70,000	(1)	50,000	(1)	$2.00	7/11/2026	—		$—
	13,750	(2)	16,250	(2)	$2.50	2/22/2027	—		$—
	—	(3)	350,000	(3)	$0.89	5/10/2028	—		$—

Ralf Brandt	62,500	(4)	37,500	(4)	$3.10	8/15/2027	—		$—
	—	(5)	150,000	(5)	$0.89	5/10/2028	—		$—
							10,000	(6)	$2,400

M. Glenn Miles	—	(7)	100,000	(7)	$0.30	11/26/2028	—		$—

Rita Shaknovich (8)

Panna L. Sharma (9)	152,000	(10)	—	(10)	$10.00	2/2/2019	—		$—
	170,000	(11)	—	(11)	$15.39	2/2/2019	—		$—
	204,166	(12)	—	(12)	$6.30	2/2/2019	—		$—
	45,833	(13)	—	(13)	$2.50	2/2/2019	—		$—

(1)	2,500 options vested on July 11, 2016. The remaining options vest in 15 equal quarterly installment of 7,500 options commencing October 11, 2016 and 5,000 options vesting on July 11, 2020.
(2)	Options vest in 48 equal monthly installments of 625 options commencing one month after the grant date.
(3)	20% of the options vest one year after achieving the milestone set out in the agreement, with the remaining options vesting in equal monthly installments over the 48 months thereafter. If the milestone is not met by May 10, 2019, the award is null and void.
(4)	Options vest in 8 equal quarterly installments of 12,500 options, commencing on October 1, 2017.
(5)	20% of the options vest one year after the grant date, with the remaining options vesting in equal monthly installments of 2,500 over the next 48 months.
(6)	Restricted shares vest in 3 equal annual installments of 10,000 shares commencing October 1, 2017.
(7)	20% of the options vest one year after the grant date, with the remaining options vesting in equal monthly installments of 1,666 over the next 48 months.
(8)	Ms. Shaknovich resigned from the Company, effective September 12, 2018. 84,375 unvested options were forfeited on September 12, 2018, and the remaining 15,625 vested options expired on December 11, 2018.
(9)	In connection with Mr. Sharma’s departure, the Company and Mr. Sharma entered into a separation agreement. The separation agreement provides, among other things, that the expiration of his options shall be extended until February 2, 2019.
(10)	14,400 options vested immediately on the grant date, April 1, 2010. The remaining options vested in 60 equal monthly installments of 2,293 options commencing one month after the grant date.
(11)	Options vest in 60 equal monthly installments of 3,333 options commencing one month after the grant date, subject to acceleration upon the achievement of certain milestones. On February 2, 2018, 30,000 unvested options were forfeited.
(12)	50,000 options vested immediately on the grant date, December 11, 2014. The remaining options vest in 48 equal monthly installments of 4,167 options commencing one month after the grant date. On February 2, 2018, 45,834 unvested options were forfeited.
(13)	Options vest in 48 equal monthly installments of 4,166 options commencing one month after the grant date. On February 2, 2018, 154,167 unvested options were forfeited.

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COMPENSATION OF DIRECTORS

Non-Employee Director Compensation Policy

In September 2017, we amended our director compensation policy. Our amended director compensation policy provides for the following cash compensation to our non-employee directors:

●	each non-employee director (other than our chairman and any director who serves as a consultant) receives an annual base fee of $30,000;

●	our chairman of the board receives an annual fee of $100,000 and the chairman of our audit committee receives an annual fee of $15,000; and

●	other audit committee members and compensation committee members receive an annual fee of $5,000.

This policy provides for the following equity compensation to our non-employee directors at each annual meeting:

●	each non-employee director receives annual restricted stock awards of 5,000 shares of our common stock; and

●	each non-employee director receives annual option grants to purchase 15,000 shares of our common stock.

The restricted stock awards and option grants vest in two equal annual installments, unless otherwise specified. On September 28, 2017, in connection with the adoption of the amended director compensation policy, we granted each non-employee director 2,500 restricted shares of common stock and options to purchase 5,000 shares of common stock. At the annual meeting of stockholders on June 7, 2017, we granted each non-employee director 2,500 restricted shares of common stock and options to purchase 10,000 shares of common stock.

All cash fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

Consulting Agreements

Certain non-employee directors entered into consulting agreements with us, as described below, pursuant to which they receive cash compensation and equity for consulting services.

John Pappajohn

Effective on January 6, 2014, our Board appointed John Pappajohn to serve as the chairman of the Board, a position previously held by Dr. Raju S.K. Chaganti. As compensation for serving as the chairman of the Board, we pay Mr. Pappajohn $100,000 per year. We granted to Mr. Pappajohn, 25,000 restricted shares of the Company’s common stock, and options to purchase an aggregate of 100,000 shares of the Company’s common stock. The options have a term of ten years from the date on which they were granted. The restricted stock and the options each vest in two equal installments on the one year anniversary and the two year anniversary of the date on which Mr. Pappajohn became the chairman of the Board. The exercise price of the options is $13.98.

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Except as set forth in the table below, the non-employee directors did not receive any cash or equity compensation during 2018.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)		Total ($)
John Pappajohn	$100,000	$—	$—	$80,000	(2)	$180,000
Raju S. K. Chaganti, Ph.D.	$30,000	$—	$—	$—		$30,000
Edmund Cannon	$40,000	$—	$—	$—		$40,000
Franklyn G. Prendergast, M.D., Ph.D.	$40,000	$—	$—	$—		$40,000
Geoffrey Harris	$45,000	$—	$—	$—		$45,000
Howard McLeod, Pharm.D.	$30,000	$—	$—	$—		$30,000
Michael Welsh, M.D.	$35,000	$—	$—	$—		$35,000
Thomas F. Widmann, M.D.(3)	$30,000	$—	$—	$—		$30,000

(1)	Represents the aggregate grant date fair value for grants made in 2018 computed in accordance with FASB ASC Topic 718. This calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions used in valuing options are described in note 13 to the Company’s financial statements included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 16, 2019.
(2)	In April 2014, we entered into a consulting agreement with Equity Dynamics, Inc. (“EDI”), an entity controlled by John Pappajohn, pursuant to which the Company paid EDI a monthly fee of $10,000 plus expenses for such consulting services. The consulting agreement expired on August 31, 2018.
(3)	Dr. Widmann will not be standing for re-election at the Annual Meeting.

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REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Cancer Genetics, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2018 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2018.

2.	The Audit Committee has discussed with representatives of RSM US LLP, the independent public accounting firm, the matters which are required to provide to our audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

3.	The Audit Committee has discussed with RSM US LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by RSM US LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Audit Committee,

Geoffrey Harris, Chairman

Franklyn G. Prendergast, M.D., Ph.D.

Edmund Cannon

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 1, 2019 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) the current executive officers; (iv) all of the current executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after April 1, 2019 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

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The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 56,276,222 shares of common stock issued and outstanding as of April 1, 2019 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Named Executive Officers, Executive Officers and Directors:
Raju S.K. Chaganti, Ph.D.	628,894	(1)	1.1%
Edmund Cannon	109,373	(2)	**
John Pappajohn	5,194,260	(3)	9.2%
Dr. Franklyn G. Prendergast, M.D., Ph.D.	68,000	(4)	**
Michael J. Welsh, M.D.	50,040	(5)	**
Geoffrey Harris	160,000	(6)	**
Howard McLeod	46,000	(6)	**
Thomas Widmann, M.D.	-		**
John A. Roberts	399,511	(7)	**
Ralf Brandt	1,819,189	(8)	3.2%
Glenn Miles	150,000	(9)	**
Michael McCartney	-	(10)	**
William L. Finger	-	(11)	**
All current executive officers and directors as a group (13 persons)	8,625,267		15.0%
Panna Sharma	20,000	(12)	**
Rita Shaknovich, M.D., Ph.D.	1,000	(13)	**

5% Holders
Iliad Research and Trading, L.P.	3,828,903	(14)	6.4%
Sabby Management, LLC(15)	3,000,000		5.3%

(*)	Unless otherwise indicated, the address is c/o Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070.
(**)	Less than 1%.
(1)	Includes 263,500 shares of common stock underlying options held by Dr. Raju Chaganti exercisable on or before May 31, 2019. Also includes 2,500 shares of unvested restricted stock as of April 1, 2019. Also, includes 60,000 shares of common stock owned by Chaganti LLC, 97,826 shares of common stock owned by his wife, Dr. Seeta Chaganti, and 83,494 shares of common stock held by grantor retained annuity trusts of which Dr. Raju Chaganti and his wife are co-trustees and/or recipients. Excludes 7,500 shares of common stock underlying options held by Dr. Raju Chaganti not exercisable on or before May 31, 2019.
(2)	Includes 47,500 shares of common stock underlying options exercisable on or before May 31, 2019. Includes 2,500 shares of unvested restricted stock as of April 1, 2019. Excludes 7,500 shares of common stock underlying options not exercisable on or before May 31, 2019.
(3)	Includes 200,000 shares of common stock owned by his wife. Includes 137,500 shares of common stock underlying options exercisable on or before May 31, 2019. Includes 275,556 shares of common stock underlying warrants exercisable on or before May 31, 2019. Also includes 2,500 shares of unvested restricted stock as of April 1, 2019. Excludes 7,500 shares of common stock underlying options that are not exercisable on or before May 31, 2019. Excludes 258,910 shares of common stock underlying warrants that are not exercisable on or before May 31, 2019 due to certain limitations.
(4)	Includes 55,500 shares of common stock underlying options exercisable on or before May 31, 2019. Includes 2,500 shares of unvested restricted stock as of April 1, 2019. Excludes 7,500 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(5)	Includes 37,500 shares of common stock underlying options exercisable on or before May 31, 2019. Also includes 2,500 shares of unvested restricted stock as of April 1, 2019. Excludes 7,500 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(6)	Includes 32,500 shares of common stock underlying options exercisable on or before May 31, 2019. Also includes 2,500 shares of unvested restricted stock as of April 1, 2019. Excludes 7,500 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(7)	Includes 101,875 shares of common stock underlying options exercisable on or before May 31, 2019. Excludes 398,125 shares of common stock underlying options that are not exercisable on or before May 31, 2019.

(8)	Includes 1,671,689 shares of common stock owned through the Brandt Family Trust. Includes 117,500 shares of common stock underlying options exercisable on or before May 31, 2019. Includes 10,000 shares of unvested restricted stock as of April 1, 2019. Excludes 132,500 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(9)	Excludes 100,000 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(10)	Excludes 100,000 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(11)	Excludes 75,000 shares of common stock underlying options that are not exercisable on or before May 31, 2019.
(12)	Mr. Sharma resigned as the Company’s Chief Executive Officer and President, effective February 2, 2018.
(13)	Ms. Shaknovich resigned as the Company’s Chief Medical Director, effective September 12, 2018.
(14)	Includes 3,828,903 shares of common stock underlying a convertible note, with a conversion price of $0.80 per share of common stock and an expected outstanding balance of $3,063,122 as of May 31, 2019.
(15)	Based on a Schedule 13G filed with the SEC on January 10, 2019, consists of 1,500,000 shares of common stock held by Sabby Healthcare Master Fund, Ltd. (“SHMF”) and 1,500,000 shares of common stock held by Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”). Sabby Management, LLC, (“SM”) serves as investment manager of SHMF and SVWMF and Hal Mintz serves as manager of SM and, as such, each indirectly owns the shares held by SHMF and SVWMF. SM and Hal Mintz share voting and dispositive power with regard to the shares held directly by SHMF and SVWMF. The principal business address of the beneficial owners is, for SHMF and SVWMF, c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands and, for SM and Hal Mintz, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon the Company’s review of copies of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2018, except that one report covering one transaction was filed late by Michael McCartney.

Transactions with Related Persons

Other than compensation arrangements for named executive officers and directors, we describe below each transaction and series of similar transactions, since the beginning of fiscal year 2018, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years; and

●	any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation”.

Equity Dynamics

Beginning in August 2010, Equity Dynamics, Inc. (“EDI”), a financial consulting entity that was founded by John Pappajohn, began providing financial consulting services to us pursuant to a consulting agreement. The consulting agreement was terminated effective March 31, 2014. Subsequently, we entered into a new consulting agreement with EDI effective April 1, 2014 pursuant to which EDI continued to earn a monthly fee of $10,000 plus expenses for such consulting services. The consulting agreement expired on August 31, 2018.

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2019 Offerings

On January 9, 2019, we entered into an underwriting agreement with H.C. Wainwright & Co., LLC (“H.C. Wainwright”), relating to an underwritten public offering of 13,333,334 shares of our common stock for $0.225 per share. Under the terms of the agreement, we granted H.C. Wainwright an option, exercisable for 45 days, to purchase up to an additional 2,000,000 shares of common stock at $0.20925 per share. We received proceeds from the offering of approximately $2,437,000, net of expenses and discounts of approximately $563,000. We also issued warrants to purchase 933,334 shares of common stock to H.C. Wainwright in connection with this offering. The warrants are exercisable for five years from the date of issuance at a per share price of $0.2475. John Pappajohn, John Roberts, our President and Chief Executive Officer, and Geoffrey Harris, a Director, purchased 1,000,000 shares, 100,000 shares and 100,000 shares, respectively, at the public offering price of $0.225 per share.

On January 26, 2019, we issued 15,217,392 shares of common stock at a public offering price of $0.23 per share. We received proceeds from the offering of approximately $2,975,000, net of expenses and discounts of approximately $525,000. We also issued warrants to purchase 1,065,217 shares of common stock to the underwriter, H.C. Wainwright, in connection with this offering. The warrants are exercisable for five years from the date of issuance at a per share price of $0.253. John Pappajohn, John Roberts, Edmund Cannon, a Director, and M. Glenn Miles, our Chief Financial Officer, purchased 1,000,000 shares, 185,436 shares, 43,479 shares and 150,000 shares, respectively, at the public offering price of $0.23 per share.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

We adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively, “related parties”) are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which such related party would have a direct or indirect interest in the transaction, must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related person’s interest in the transaction.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE

ELECTION OF THE DIRECTOR NOMINEES.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Auditor

On April 24, 2019, the Company received notification from RSM US LLP (“RSM”), the Company’s then-current independent registered public accounting firm, that RSM declined to stand for re-election as the Company’s independent registered public accounting firm with respect to the audit of the Company’s financial statements as of and for the year ending December 31, 2019.

RSM’s reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 contained a paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern. Except as described in the previous sentence, RSM’s reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim period through April 24, 2019, (i) there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of RSM, would have caused RSM to make reference thereto in its reports on the financial statements for such years, and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, other than the material weakness in the internal control over financial reporting relating to accounting for uncollectible clinical services revenue that was previously reported in each of the Company’s Forms 10-K filed with the U.S. Securities and Exchange Commission on April 2, 2018 and April 16, 2019, respectively.

The Company provided RSM with a copy of the above disclosures. A copy of RSM’s letter to the U.S. Securities and Exchange Commission required by Item 304(a) of Regulation S-K was included as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on April 29, 2019.

In light of the recent notification from RSM US LLP described above, the Audit Committee has not yet appointed an independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2019, and accordingly no selection of an independent registered public accounting firm has been submitted for ratification by our stockholders at the Annual Meeting.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by RSM US LLP, our former independent registered public accounting firm, for each of the last two fiscal years:

	2018	2017
Fee Category
Audit Fees	$500,535	$397,766
Audit-Related Fees	8,200	$22,850
Tax Fees	$14,700	$14,950
All Other Fees	$—	—

Total Fees	$523,435	$435,566

Audit Fees

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and reviews of the Company’s quarterly interim financial statements, and audit services provided in connection with other statutory or regulatory filings. Audit fees also include fees for reviews of registration statements.

Audit-Related Fees

Fees related to assistance with acquisition due diligence.

Tax Fees

Tax fees are associated with tax compliance, tax advice, tax planning and tax preparation services.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for the Company if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above was compatible with maintaining RSM US LLP’s independence and has determined that such services for fiscal years 2018 and 2017 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301 Communications with Audit Committees, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board that the audit financial statements be included in the Company’s Annual Report on Form 10-K.

Attendance at Annual Meeting

Representatives of RSM US LLP will be present at the Annual Meeting and will make a statement if they desire to do so and to respond to appropriate questions from stockholders.

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PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board believes that the Company’s compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, this proposal, commonly referred to as the “Say on Pay” resolution, seeks a stockholder advisory vote on the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K.”

The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and accordingly, the Board and Compensation Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.

The affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy at the Annual Meeting and entitled to vote thereon will be required for the approval of the Say on Pay Proposal. Abstentions are considered “present” and “entitled to vote,” but broker non-votes, while considered “present,” are not considered “entitled to vote” with regard to these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and broker non-votes, if any, will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our named executive officers, as disclosed in our proxy statements pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote. After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the stockholder advisory votes on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation practices as disclosed in our proxy statements every year. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation.

While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. The option among those choices receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast support such frequency, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold stockholder advisory votes on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR HOLDING THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

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PROPOSAL NO. 4:

To approve AND RATIFY, for purposes of Nasdaq Rule 5635(d), THE potential issuance of shares of common stock upon conversion of the outstanding balance (including interest thereon) OF THE NOVELLUS CREDIT AGREEMENT

Overview

At the Annual Meeting, stockholders will be asked to approve and ratify, for purposes of Nasdaq Rule 5635(d), the potential issuance of shares of common stock equal to 20% or more of the Company’s pre-transaction outstanding common stock upon conversion of the outstanding balance (including interest thereon) of the Credit Agreement (the “Novellus Credit Agreement”), dated September 18, 2018, between NovellusDx Ltd (“Novellus”) and the Company (the “Nasdaq Approval Proposal”).

On January 29, 2019, the Company received written notice from the Listing Qualifications Staff of Nasdaq notifying the Company that it should have obtained stockholder approval prior to the execution of the Novellus Credit Agreement, due to the potential for the Company, upon a conversion of the balance thereunder, to be required to issue common stock at a price below the Minimum Price (as defined below), in excess of 20% of the number of pre-transaction outstanding shares of common stock, pursuant to Nasdaq Listing Rule 5635(d) (the “Approval Requirement”). As part of its plan to regain compliance with the Approval Requirement, the Company is seeking stockholder approval and ratification of the potential issuance of shares of common stock upon a Conversion (as defined below).

Background

In connection with the signing of the Agreement and Plan of Merger, dated September 18, 2018, with Novellus (the “Novellus Merger Agreement”), on September 18, 2018, the Company entered into the Novellus Credit Agreement, pursuant to which Novellus advanced the Company $1.5 million. The Novellus Credit Agreement is a general unsecured obligation of the Company and is subordinated in right of payment to the Amended and Restated Loan and Security Agreement between the Company, certain of its wholly-owned subsidiaries and Silicon Valley Bank, dated March 22, 2017, as amended (the “SVB Loan”), and to the Loan and Security Agreement between the Company, certain of its wholly-owned subsidiaries and Partners for Growth IV, L.P., dated March 22, 2017, as amended (the “PFG Loan” and, together with the SVB Loan, the “Senior Debt”).

Interest initially accrued on the outstanding balance of the Novellus Credit Agreement at the rate of 10.75% per annum. In December 2018, the Novellus Merger Agreement was terminated, and as a result, (i) the interest rate was increased to 21% per annum, (ii) the outstanding balance plus interest thereon (the “Balance”) became due and payable on March 15, 2019 and (ii) Novellus has the right to convert all, but not less than all, of the Balance into shares (the “Conversion Shares”) of the Company’s common stock at a conversion price (the “Conversion Price”) of $0.606 per share (a “Conversion”).

In connection with the Credit Agreement, on September 18, 2018, the Company entered into a registration rights agreement, pursuant to which the Company has agreed to file, within 45 days after the Company receives notice of a Conversion, one registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, such form of registration that is then available to effect a registration for resale of the subject securities) covering the resale of all Conversion Shares.

The Company is relying on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer of the Conversion Shares.

Why We Need Stockholder Approval

We are seeking stockholder approval as part of our plan to regain compliance with Nasdaq Listing Rule 5635(d), in connection with the execution of the Novellus Credit Agreement.

Because our common stock trades on the Nasdaq Capital Market, we are subject to the Listing Rules of Nasdaq. Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to an issuance of common stock (or securities convertible into or exercisable for common stock) other than in a public offering which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance and are issued at a price that is less than the lower of (i) the closing price on Nasdaq immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock on Nasdaq for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

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On September 18, 2018, there were 27,726,296 shares of common stock outstanding, and the Minimum Price on such date was $1.03, which is more than the Conversion Price. Further, the Novellus Credit Agreement does not have a cap on the amount of Conversion Shares that may be issued to Novellus upon a Conversion. Therefore, while the Balance was convertible into 2,475,248 shares (or approximately 8.9% of the Company’s then-outstanding common stock) on the date of entry into the Novellus Credit Agreement, the Company estimates that based on the rate of accrual of interest on the Balance, the Balance will grow to be convertible into more than 19.9% of the pre-transaction number of outstanding shares by about August 2024 if no payments are made on the Balance through such date.

On January 29, 2019, the Company received written notice (the “Nasdaq Letter”) from the Listing Qualifications Staff of Nasdaq notifying the Company that it should have obtained stockholder approval prior to the execution of the Novellus Credit Agreement, due to the potential for the Company, upon a Conversion of the Balance, to be required to issue common stock at a price below the Minimum Price, in excess of 20% of the number of pre-transaction outstanding shares of Common Stock, pursuant to Nasdaq Listing Rule 5635(d) (the “Approval Requirement”). The Company had contemplated that the Novellus Credit Agreement would be paid off or otherwise retired in advance of any time at which the Balance could have been convertible into common stock in excess of the 20% threshold, due to both the Novellus Merger Agreement and the Novellus Credit Agreement having end dates of March 31, 2019. However, as the Novellus Merger Agreement was terminated in December 2018 and the Balance under the Novellus Credit Agreement is still unpaid, the Company is currently not in compliance with the Approval Requirement due to the continued potential for a Conversion and the Company’s not having previously obtained stockholder approval thereof.

Under Nasdaq Listing Rule 5810(c)(2)(C), the Company had until March 15, 2019, to submit to Nasdaq a plan to regain compliance with the Approval Requirement, which the Company submitted on March 15, 2019. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from January 29, 2019, or until July 28, 2019, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to appeal such decision to a Nasdaq hearings panel. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the Approval Requirement or maintain compliance with any other Nasdaq requirement in the future.

While the Company is currently negotiating with all of its lenders, including Novellus, to restructure its debt, and in particular is seeking an amendment or settlement with Novellus with respect to the Balance under the Novellus Credit Agreement, part of the Company’s plan to regain compliance with Nasdaq Listing Rule 5635(d) and to avoid the potential delisting of its common stock is to seek stockholder approval of the potential issuance of shares of common stock upon a Conversion, at the Conversion Price.

Reasons for Transaction and Effect on Current Stockholders

Our board of directors has determined that having the ability to honor a potential Conversion by Novellus in compliance with the Approval Requirement is in the best interests of the Company and its stockholders, because it gives the Company additional flexibility to restructure its debt, and stockholder approval of this Proposal No. 4 may be sufficient for the Company to regain compliance with the Approval Requirement.

If this Proposal No. 4 is adopted, we would have the potential to issue common stock upon a Conversion at the Conversion Price. As of April 15, 2019, the Balance was convertible into 2,711,072 shares, which represents 4.8% of our outstanding common stock on such date. While the Conversion Price is $0.606 per share, the closing price of our common stock on the Nasdaq Capital Market was $0.26 on April 15, 2019. The issuance of such securities would have a dilutive effect on our existing stockholders’ percentage interest in the voting power of our common stock.

Effect of Failure to Obtain Stockholder Approval

If stockholders do not approve the Nasdaq Approval Proposal, and we are also not successful in otherwise amending or settling the Novellus Credit Agreement with Novellus, we will not have satisfied the requirements of the Nasdaq Letter, and, pursuant to that letter, we expect the Nasdaq staff would notify us that our common stock will be delisted from the Nasdaq Capital Market. If that were to happen, we would have the right to appeal such decision to a Nasdaq hearings panel.

The delisting of our common stock from the Nasdaq Capital Market could have an adverse effect on our business by making it more difficult to raise capital in the future. It would also result in a less liquid trading market for our shares and could result in a lower trading price for our outstanding shares.

Vote Required for Approval

The affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy at the Annual Meeting and entitled to vote thereon will be required for the approval of the Nasdaq Approval Proposal. Abstentions are considered “present” and “entitled to vote,” but broker non-votes, while considered “present,” are not considered “entitled to vote” with regard to this proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and broker non-votes, if any, will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NASDAQ APPROVAL PROPOSAL To approve AND RATIFY, for purposes of Nasdaq Rule 5635(d), THE potential issuance of shares of common stock upon conversion of the outstanding balance (including interest thereon) OF THE NOVELLUS CREDIT AGREEMENT.

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PROPOSAL NO. 5:

TO ApprovE the Amendment to the COMPANY’S Certificate of Incorporation Effecting the Reverse Stock Split at a Ratio in the Range from 5-for-1 to 30-for-1

General

At the Annual Meeting, stockholders will be asked to approve an amendment (the “Amendment”) to the Company’s certificate of incorporation that will effect a reverse stock split of the issued shares of common stock, at a ratio in the range from 5-for-1 to 30-for-1, with such specific ratio to be determined by the Company’s board of directors following the Annual Meeting. Upon the effectiveness of the Amendment (the “split effective time”), the issued shares of common stock outstanding immediately prior to the split effective time will be reclassified into a smaller number of shares such that a stockholder will own one new share of common stock for each 6 to shares of issued common stock held by that stockholder immediately prior to the split effective time. The ultimate ratio will be based on a number of factors, including market conditions, existing and expected trading prices for the common stock and the listing requirements of the Nasdaq Capital Market.

The form of the Amendment, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, or the par value of the common stock or preferred stock.

Purpose

The board of directors approved the proposal approving the Amendment for the following reasons:

●	the board of directors believes that the reverse stock split is the best option available to the Company to increase its stock price as required for continued listing on the Nasdaq Capital Market;

●	the board of directors believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees; and

●	if the reverse stock split successfully increases the per share price of the common stock, the board of directors believes this increase may increase trading volume in the common stock and facilitate future financings by the Company.

Requirements for Nasdaq Listing

The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CGIX.” On November 13, 2018, the Company received a written notice from Nasdaq indicating that it was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, provided by Nasdaq Listing Rule 5550(a)(2). The Company has 180 calendar days in which to regain compliance, or until May 13, 2019. The Company can regain compliance if at any time during this 180 day period the bid price of the common stock closes at or above $1.00 per share for a minimum of ten consecutive business days.

In the event the Company does not regain compliance with Nasdaq Listing Rule 5550(a)(2) by May 13, 2019, the Company may be eligible for additional time within which to regain compliance. To qualify, the Company would be required to (i) meet the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company’s most recent public filings and market information and (ii) notify Nasdaq of its intent to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company meets these requirements, the Nasdaq staff will inform the Company that it has been granted an additional 180 calendar days within which to regain compliance. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such relief, the Nasdaq staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Capital Market. At that time, the Company may appeal the delisting determination to a Hearings Panel.

In order to resolve its noncompliance with the minimum bid price requirement, the Company is submitting for approval by the stockholders at the Annual Meeting this proposal to grant discretionary authority to the board of directors to amend the Company’s certificate of incorporation to effect a reverse split of outstanding shares of common stock at a ratio in the range from 5-for-1 to 30-for-1, with the timing and the exact reverse split ratio to be decided and publicly announced by the board of directors prior to the split effective time. Because the date of the Annual Meeting is after May 13, 2019, even if the stockholders approve the Reverse Stock Split Proposal, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or that the Company will otherwise be in compliance with other Nasdaq listing criteria.

If the stockholders do not approve the Reverse Stock Split Proposal, the Company’s board of directors may continue to call for stockholder meetings to request the stockholders to approve a reverse stock split that will allow the Company to remain in compliance with the listing requirements of Nasdaq.

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One of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in the Company’s management being able to issue more shares without further stockholder approval. For example, the Company currently has 100,000,000 authorized shares, compared to approximately 56,276,000 shares issued and outstanding. If the Company effects the reverse stock split using a 1-for-30 ratio, its authorized shares would remain at 100,000,000 compared to shares issued of approximately 1,876,000. The reverse stock split will not affect the number of authorized shares of common stock and preferred stock, which will continue to be authorized pursuant to the certificate of incorporation, and thus the reverse stock split will have the effect of increasing the number of authorized but unissued shares of common stock. There are no shares of preferred stock currently outstanding. The Company currently has no plans, commitments, arrangements, understandings or agreements to issue shares, other than pursuant to the Novellus Credit Agreement and the Convertible Promissory Note (the “Iliad Note”), dated July 17, 2018, in the aggregate principal amount of $2,625,000.00 to Iliad Research and Trading, L.P. (“Iliad”), and to satisfy obligations under stock options and warrants from time to time as these stock options or warrants are exercised. The additional authorized shares of common stock will provide the Company with the flexibility to consider and respond to future business opportunities and needs as they arise, including but not limited to, equity offerings; financings; potential strategic transactions, including mergers, acquisitions and business combinations; stock dividends; stock splits; grants under equity compensation plans; and other general corporate transactions.

Potential Increased Investor Interest

On April 15, 2019, the common stock closed at $0.26 per share. An investment in the common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the board of directors believes that most investment funds are reluctant to invest in lower priced stocks. The board of directors believes that the anticipated higher market price expected to result from a reverse stock split will reduce, to some extent, the negative effects of the practices of brokerage houses and investors described above on the liquidity and marketability of the common stock.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of the common stock. The Company cannot predict whether the reverse stock split will increase the market price for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of the common stock outstanding before the reverse stock split;

●	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the reverse stock split will result in a per share price that will increase the ability of the Company to attract and retain employees;

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price required by Nasdaq for continued listing; or

●	the Company would otherwise meet the Nasdaq listing requirements even if the per share market price of the common stock after the reverse stock split meets the required minimum bid price.

The market price of the common stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Criteria to be Used for Determining Whether to Implement the Reverse Stock Split

In determining whether to implement the reverse stock split and which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the Reverse Stock Split Proposal, the Company may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of the common stock;

●	the then-prevailing trading price and trading volume of the common stock and the expected impact of the reverse stock split on the trading market for the common stock in the short- and long-term;

●	the ability of the Company to continue its listing on the Nasdaq Capital Market;

●	which reverse stock split ratio would result in the least administrative cost to the Company; and

●	prevailing general market and economic conditions.

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The failure of the stockholders to approve the Reverse Stock Split Proposal could have serious, adverse effects on the Company and its stockholders. The Company could be delisted from Nasdaq if shares of the common stock continue to trade below the requisite $1.00 per share bid price needed to maintain its listing. If Nasdaq delists the common stock, the shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, the common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of the common stock and making it difficult to raise additional capital if needed.

Principal Effects of the Reverse Stock Split

The Amendment is set forth in Annex A to this proxy statement.

The reverse stock split will be effected simultaneously for all outstanding shares of the common stock. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of stockholders owning a fractional share. The reverse stock split will not change the terms of the common stock. After the reverse stock split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

As an example, the following table illustrates the effects of a 5-for-1 to 30-for-1 reverse stock split (without giving effect to the treatment of fractional shares):

	Shares Issued and Outstanding(1)	Shares Authorized and Reserved for Issuance(1)(2)	Shares Authorized and Unreserved for Issuance(1)	Total Authorized(1)
As of April 15, 2019	56,276,222	21,465,769	22,258,009	100,000,000
1-for-5 Reverse Split	11,255,244	4,293,154	84,451,602	100,000,000
1-for-10 Reverse Split	5,627,622	2,146,577	92,225,801	100,000,000
1-for-20 Reverse Split	2,813,811	1,073,288	96,112,901	100,000,000
1-for-30 Reverse Split	1,875,874	715,526	97,408,600	100,000,000

(1)	These estimates do not reflect the potential effects of cashing out of fractional shares that may result from the Reverse Stock Split.

(2)	Includes, as of April 15, 2019, (i) 12,053,541 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.14; (ii) 2,154,352 shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $4.80; (iii) 765,095 shares reserved for future issuance under the Amended and Restated Cancer Genetics, Inc. 2011 Equity Incentive Plan; (iv) 3,781,709 shares reserved for the conversion of the Iliad Note and (v) 2,711,072 shares reserved for the conversion of the Balance under the Novellus Credit Agreement. Does not include any shares of common stock issuable upon the exercise or conversion of securities that may have been issued since April 15, 2019.

In addition, if the reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the reverse stock split may not achieve the desired results of increasing marketability and liquidity of the common stock that have been described above.

After the effective date of the reverse stock split, the common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify the common stock.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the Amendment, and if the board of directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Delaware Secretary of State at such time as the board of directors has determined to be the appropriate split effective time. The board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning at the split effective time, each book-entry account representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, the Company intends to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. Certain of the Company’s registered holders of common stock hold some or all of their shares electronically in book-entry form with the Company’s transfer agent, Continental Stock Transfer & Trust Company, Inc. These stockholders do not hold physical stock certificates evidencing their ownership of the common stock. However, they are provided with a statement reflecting the number of shares of common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with the Company’s transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the Nasdaq Capital Market on the first trading day immediately following the split effective time. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the split effective time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Consequences

The par value per share of common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, at the reverse stock split effective time, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced proportionately based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account will be increased for the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split will be recast to give retroactive effect to the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company, the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and stockholders. Other than the proposals being submitted to stockholders for their consideration at the Annual Meeting, the board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company. For more information, please see the section titled “Risk Factors—Risks Relating to Our Common Stock” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

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Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the reverse stock split to U.S. Holders (as defined below) that hold shares of common stock as capital assets (generally, property held for investment) for U.S. federal income tax purposes.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation dealers or traders in securities, commodities or foreign currency; banks, thrifts, insurance companies, and other financial institutions; traders that mark-to-market their securities; tax-exempt organizations or governmental organizations; small business investment companies; regulated investment companies; real estate investment trusts; tax-deferred or other retirement accounts; persons whose functional currency is not the U.S. dollar; persons who hold common stock as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; persons who hold or receive common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation; any entity or arrangement that is a partnership for U.S. federal income tax purposes; companies subject to the “stapled stock” rules; “expatriated entities”; certain former citizens or long-term residents of the United States; or persons subject to the alternative minimum tax or the 3.8% tax on net investment income.

This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below. The Company has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions.

The state, local and foreign tax consequences of a reverse stock split may vary as to each U.S. Holder, depending on the jurisdiction in which such U.S. Holder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all U.S. Holders. U.S. Holders should consult their own tax advisors to understand their individual U.S. federal, state, local and foreign tax consequences to them of the reverse stock split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Tax Consequences of the Reverse Stock Split

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder of shares of common stock should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse stock split, except to the extent of any cash received in lieu of a fractional share of common stock, as discussed below. A U.S. Holder’s aggregate tax basis in shares of common stock received in a reverse stock split should equal the U.S. Holder’s aggregate tax basis in the shares of common stock exchanged in the reverse stock split, decreased by the amount of any tax basis allocable to a fractional share for which cash is received. In addition, each U.S. Holder’s holding period for the shares of common stock the U.S. Holder receives in a reverse stock split should include the U.S. Holder’s holding period for the shares of common stock exchanged in the reverse stock split. U.S. Holders of shares of common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

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Cash in Lieu of Fractional Shares

In general, a U.S. Holder of shares of common stock that receives cash in lieu of a fractional share of common stock pursuant to the reverse stock split should recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to the fractional share of common stock. Any such capital gain or loss will be treated as long term capital gain or loss if the U.S. Holder’s holding period for shares of common stock surrendered exceeded one year as of the effective time of the reverse stock split.

Information Reporting and Backup Withholding

A U.S. Holder of shares of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the reverse stock split, unless the U.S. Holder is an exempt recipient. Backup withholding generally will apply to such payments if the U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Each U.S. Holder of shares of common stock should properly complete and sign, and deliver, an IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding, or otherwise establish an applicable exemption in a manner acceptable to the paying agent. U.S. Holders of shares of common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Backup withholding is not an additional tax. Any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock outstanding on April 15, 2019, the record date for the Annual Meeting, is required to approve the amendment to the Company’s certificate of incorporation effecting a reverse stock split at a ratio not to exceeding the range of 5-for-1 to 30-for-1 of the common stock, with such specific ratio to be determined by the Company’s board of directors following the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT AT A RATIO IN THE RANGE FROM 5-FOR-1 TO 30-FOR-1, WITH SUCH SPECIFIC RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS FOLLOWING THE ANNUAL MEETING.

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STOCKHOLDER PROPOSALS

Stockholder Proposals for 2020 Annual Meeting

Any stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders must be received by the Company no later than December 31, 2019 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070 Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal, or must timely submit a nomination of a director candidate, to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2020 Annual Meeting of Stockholders, a stockholder’s notice or nomination shall be timely received by the Company at our principal executive office no later than March 2, 2020 and no earlier than February 1, 2020; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than seventy (70) days after the Anniversary Date, a stockholder’s notice or nomination shall be timely if received by the Company at our principal executive office not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals or nominations, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal or nomination shall be mailed to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 15, 2019. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2018 and certain other related financial and business information are contained in our 2018 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070, Attn.: Secretary, or by phone at (201) 528-9200. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

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OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ John A. Roberts
President and Chief Executive Officer

April 29, 2019

Rutherford, New Jersey

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Annex A

Certificate of Amendment to Third Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CANCER GENETICS, INC.

Cancer Genetics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: The name of Company is Cancer Genetics, Inc.

SECOND: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Third Amended and Restated Certificate of Incorporation as follows:

The Third Amended and Restated Certificate of Incorporation of the Company shall be amended by adding the following paragraphs immediately following the second sentence of Article Fourth:

“Contingent and effective upon the filing of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), each shares of Common Stock issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Company will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Company when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares of Common Stock have been surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of Common Stock prior to the Reverse Split are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.”

THIRD: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted at an Annual Meeting of Stockholders held on           , 2019, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer this day of          , 2019.

Cancer Genetics, Inc.

By:
Name:	John A. Roberts
Title:	President and Chief Executive Officer

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